U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016 (June 14, 2016)

American Capital Mortgage Investment Corp.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-0907772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 968-9220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
As previously announced on May 23, 2016, Larry K. Harvey and Prue B. Larocca resigned from the Board of Directors (the “Board”) and the Audit Committee of American Capital Mortgage Investment Corp. (the “Company”). As a result of their resignations, the Board and the Audit Committee of the Company now include only two independent directors.
On June 14, 2016, the Company received a letter from NASDAQ stating that the Company is no longer in compliance with Rule 5605(c)(2)(A) of the NASDAQ Listing Rules, which requires that the Audit Committee be comprised of at least three independent directors (the “NASDAQ Notice”). The NASDAQ Notice provided that consistent with Rule 5605(c)(4) of the NASDAQ Listing Rules, the Company will have until the earlier of the Company’s next annual shareholders’ meeting or May 22, 2017 in order to regain compliance with Rule 5605(c)(2)(A) of the NASDAQ Listing Rules. The Company intends to appoint an additional director to its Board and to its Audit Committee prior to the end of the cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
Dated: June 17, 2016	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President and Secretary